SMITH BARNEY MULTIPLE DISCIPLINE TRUST


                     Amendment No. 2 to
                   Master Trust Agreement

     The undersigned, constituting a majority of the Trustees of Smith Barney Multiple Discipline Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Trust's Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the "Trust Document"), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

     1. The name of the Trust is hereby changed from "Smith Barney Multiple Discipline Trust" to "Legg Mason Partners Variable Portfolios IV," and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

     2. The name of each Sub-Trust of the Trust listed below is hereby changed as set forth below, and all references to such Sub-Trust in the Trust Document are hereby amended accordingly:

        Current Sub-Trust Name       New Sub-Trust Name
        Multiple Discipline          Legg Mason Partners
        Portfolio - All Cap Growth   Variable Multiple
        & Value                      Discipline Portfolio - All
                                     Cap Growth and Value
        Multiple Discipline          Legg Mason Partners
        Portfolio - Balanced All     Variable Multiple
        Cap Growth & Value           Discipline Portfolio -
                                     Balanced All Cap Growth and
                                     Value
        Multiple Discipline          Legg Mason Partners
        Portfolio - Global All Cap   Variable Multiple
        Growth & Value               Discipline Portfolio -
                                     Global All Cap Growth and
                                     Value
        Multiple Discipline          Legg Mason Partners
        Portfolio - Large Cap        Variable Multiple
        Growth & Value               Discipline Portfolio -
                                     Large Cap Growth and Value

     This Amendment shall become effective on May 1, 2006 at 9:00 a.m. EDT.

                 [signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed by this Amendment as of the ____ day of April 2006.



Walter E. Auch, as Trustee    H. John Ellis, as Trustee
and not individually          and not individually


R. Jay Gerken, as Trustee     Armon E. Kamesar, as Trustee
and not individually          and not individually


Stephen E. Kaufman, as        John J. Murphy, as Trustee
Trustee                       and not individually
and not individually